Exhibit 10AN

HAEMONETICS CORPORATION

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE UNIT AGREEMENT

WITH

«Participant Name»

- 0 -

HAEMONETICS CORPORATION
PERFORMANCE SHARE UNIT AGREEMENT
UNDER 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

THIS PERFORMANCE SHARE UNIT AGREEMENT (“Agreement”), dated as of <<Grant Date>> (“Grant Date”) by and between Haemonetics Corporation, a Massachusetts Corporation (“Company”), and <<Participant Name>> (“Employee”), is entered into as follows:

WHEREAS, the Company has established the Haemonetics Corporation 2005 Incentive Compensation Plan, as amended, (“Plan”), a copy of which has been provided to Employee, and which Plan is made a part hereof; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (“Committee”) has determined that the Employee shall be granted a Performance Share Unit award pursuant to Article 10 (Other Stock Unit Awards) of the Plan with respect to the Company’s $0.01 par value Common Stock (“Stock”), subject to the restrictions as hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Grant of Performance Share Units.

Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee a target award (“Target Award”) of <<Number of Shares Granted>> Performance Share Units (“PSUs”). Each unit represents the right to receive one share of Stock. Subject to satisfaction of the terms and conditions of this Agreement and the Plan, the PSUs shall be settled in Stock. No dividend equivalent rights are payable with respect to the PSUs.

2.    Vesting Schedule.

(a) Vesting Dates. The interest of the Employee in the PSUs shall vest, if at all, on <<Maturity Date>>, (the “Maturity Date”) according to the following vesting schedule (“Vesting Schedule”), and also conditioned upon the Employee’s continued employment with the Company through the Maturity Date:

Company Relative TSR Percentile Rank at End of the Performance Period	Share Payout as a Percentage of Target Award
40th or lower	0%
41st to 60th	50% to 99%
61st to 80th	100% to 200%
81st or higher	200%

Company Relative TSR Percentile Rank performance that is in between any two Company Relative TSR Percentile Ranks adjacent to each other in the above Vesting Schedule will be interpolated linearly and rounded down to the nearest whole percentage (i.e., below 0.5 round down, at or above 0.5 round up). Notwithstanding the Vesting Schedule above, if the Company’s Total Shareholder Return for the Performance Period is negative, then any Share Payout shall be capped at 100% of the Target Award.

“Company Relative TSR Percentile Rank” shall mean the Company’s Total Shareholder Return for the Performance Period as compared to the Total Shareholder Return of the companies comprising a blended index of the S&P MidCap 400 and S&P SmallCap 600 (the “Index”).

“Total Shareholder Return” shall mean the appreciation of the Per Share Price during the Performance Period, plus any dividends paid on the applicable company’s common stock during the Performance Period. All determinations regarding the companies comprising the membership of the Index, the methodology of calculating Total Shareholder Return and similar matters shall be determined by the Committee in its sole discretion pursuant to the procedures and methodology used by Standard & Poors.

“Per Share Price” shall mean the average of the closing prices of common shares for the applicable company during the thirty (30) consecutive trading days ending on the day prior to the applicable measuring date.

“Performance Period” shall mean the three (3) year period beginning on <<Start Date>> and ending on <<End Date>> (the “End of the Performance Period”).

Subject to any earlier payment made under Section 2(f) below, any Share Payout shall be made by the Company in a single payment of shares of Stock (subject to applicable tax withholding) no earlier than the Maturity Date and later than <<Outside Date>> following certification by the Committee of the Company’s Relative TSR Percentile Rank.

In situations where there is not continued employment through the Maturity Date, notwithstanding the foregoing, the interest of the Employee in the Stock shall be determined as specified below.

(b) Employment Required. Except as otherwise provided in this Section 2, if the Employee ceases to be an employee of the Company prior to the Maturity Date, the PSUs granted to the Employee hereunder shall not vest and instead shall be forfeited. In such event, vesting shall not be pro-rated between the Grant Date and the Maturity Date.

(c) Disability. If such termination of employment is because of the Employee’s Disability while in the employ of the Company, then the continued employment requirement for the Employee shall cease to apply and the Share Payout as a Percentage of Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2(a) above; provided, however, that number of shares of Stock paid to the Employee shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date to the date of the Employee’s Disability, and denominator of which is 1095.

(d) Death. If the termination of employment is because of the death of the Employee while in the employ of the Company, then the continued employment requirement for the Employee shall cease to apply and the Share Payout as a Percentage of Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2(a) above; provided, however, that the number of shares of Stock to be paid to the Employee’s estate shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date to the date of the Employee’s death, and the denominator of which is 1095.

(e) Qualifying Retirement. If such termination of employment is because of the Employee’s Qualifying Retirement while in the employ of the Company, then the continued employment requirement for the Employee shall cease to apply and the Share Payout as a Percentage of Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2(a) above; provided, however, that the number of shares of Stock to be paid to the Employee shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date to the date of the Employee’s Qualifying Retirement, and the denominator of which is 1095.

(f) Change in Control. Notwithstanding anything to the contrary contained in any employment agreement, severance agreement or Change in Control agreement between the Company and the Employee, if a Change in Control of the Company occurs prior to the Maturity Date and while the Employee is in the employ of the Company, then the continued employment requirement for the Employee shall cease to apply and the Share Payout as a Percentage of Target Award for the PSUs shall be determined in accordance with Schedule 2(a) above; provided, however, that the Company Relative TSR Percentile Rank shall be determined by reference to the Company’s average Relative TSR Rank on the thirty (30) consecutive trading days preceding the Change in Control and any Share Payout shall be made in a single payment of shares of Stock (subject to applicable tax withholding) no earlier than the date of the Change in Control and no later than ten (10) calendar days after the date of the Change in Control.

(g)    Special Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

(1) “Change in Control” means the earliest to occur of the following events.

(A) a person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding shares of the Common Stock, shall acquire such additional shares of the Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Common Stock outstanding,

(B) closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, and

(C) the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this definition, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of Common Stock by the persons described above immediately before the consummation of such transaction.

Notwithstanding the foregoing, none of the above events or conditions shall constitute a Change in Control for purposes of this Agreement unless the event or condition also constitutes a “Change in Control Event” for purposes of Treas. Reg. §1. 409A-3(i)(5).

(2) “Disability” has the meaning given it in Article 2 of the Plan; provided, however, that the Employee must also be considered to be “disabled” for purposes of Treas. Reg. §1.409A-3(i)(4).

(3) “Qualifying Retirement” shall mean that the Employee voluntarily retires from the employ of the Company at or after both attaining age fifty-five (55), completing five (5) consecutive years of service. For purposes of this Agreement, a “year of service” shall mean a twelve (12) month period of continuous full-time employment with the Company (determined without regard to any breaks in service due to any paid leave of absence or any unpaid leave of absence authorized in writing by the Company).

3.    Restrictions, Forfeiture and Clawback.

(a) No Transfer. The PSUs granted hereunder may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated.

(b) Forfeiture. Except as provided for in Section 2, if the Employee’s employment with the Company terminates for any reason, the balance of the PSUs subject to the provisions of this Agreement which have not vested at the time of the Employee’s termination of employment shall be forfeited by the Employee, and the Employee shall have no future rights with respect to any such unvested PSUs.

(c) Clawback. This award and any resulting payment or Shares is subject to set-off, recoupment, or other recovery or “clawback” as required by applicable law or by any Company policy on the clawback of compensation, as amended from time to time.

4.    Delivery of Shares.

The means of settlement of vested PSUs is that the Company shall deliver to the Employee a certificate or certificates, or at the election of the Company make an appropriate book entry, for the number of shares of Stock equal to the number of the Employee’s PSUs that vest and are payable as specified in Section 2. An Employee shall have no further rights with regard to PSUs once the underlying Stock has been so delivered.

5.    Employee Shareholder Rights.

Neither the Employee nor any person claiming through the Employee, will have any of the rights or privileges of a stockholder of Haemonetics with respect to the PSUs unless and until Stock has been issued, recorded on the records of the Company or its transfer agent, and delivered to the Employee. No dividend equivalents shall be paid on PSUs with respect to any cash dividends declared during any periods of time prior delivery of the shares of Stock.

6.    Adjustments or Changes in Capitalization.

Adjustments as a result of changes in corporate capitalization and the like or as a result of a corporate transaction shall be made in accordance with Article 4 of the Plan.

7.    Disability or Death of Employee.

Any Stock delivered pursuant to Section 4 shall be delivered to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent. If the Employee is not then living, the Stock shall be delivered to the representative of the Employee’s estate.

8.    Taxes.

The Employee acknowledges and agrees that any income or other taxes due from the Employee with respect to the PSUs issued pursuant to this Agreement, including Social Security and Medicare taxes that may be owed on account of the vesting of the PSUs (unless the Company elects to withhold such payroll taxes at a later time in accordance with applicable law), and federal, state and local income taxes that may be owed on account of payment of the PSUs, shall be the Employee’s responsibility. By accepting this grant, the Employee agrees and acknowledges that the Company promptly may withhold from the Employee’s compensation, including but not limited to Stock delivered pursuant to Section 4, the amount of taxes the Company is required to withhold pursuant to this Agreement, unless the Employee shall satisfy such withholding obligation to the Company as provided in Article 17 of the Plan.

9.    Data Privacy Consent.
As a condition of the grant, the Employee consents to the collection, use and transfer of the Employee’s personal data as described in this Section 9. The Employee understands that the Company and its subsidiaries hold certain personal information about the Employee, including the Employee’s name, home address and telephone number, date of birth, social insurance (or security) number or identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company (or any of its subsidiaries), details of all options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the purpose of implementing, managing and administering the Plan (“Data”). The Employee further understands that the Company and/or a subsidiary may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and that the Company and/or a subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States or Canada, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Employee’s behalf. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local Human Resources representative. Refusal or withdrawal of consent may, however, affect the Employee’s ability to exercise or realize benefits from the grant or the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local Human Resources representative.
10.    Miscellaneous.

(a) Enforcement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) Further Acts. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her/his address then on file with the Company.

(d) No Guarantee of Employment. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to grant the Employee any right to remain an Employee of the Company during the vesting period or otherwise.

(e) Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. The Agreement is subject to and shall be construed in accordance with the terms of the Plan, and words or phrases defined in the Plan shall have the same meaning for purposes of this Agreement unless the context clearly requires otherwise.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and applicable federal law, without regard to applicable conflicts of laws.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and the Employee has accepted this agreement, all as of the Grant Date first above written.

HAEMONETICS CORPORATION

_________________________

_________________________
Signature of Employee

__________________________
Date:

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